                                                                    EXHIBIT 10.6

                        SEVERANCE AGREEMENT AND RELEASE

      This Severance Agreement and Release (this "Agreement") is made as of the 24th day of NOVEMBER, 2004, by and among GTECH HOLDINGS CORPORATION ("Holdings"), GTECH Corporation ("GTECH Corporation" and together with Holdings and their respective direct and indirect subsidiaries and affiliates, collectively, "GTECH" or the "Company") and KATHLEEN MCKEOUGH ("Ms. McKeough", and together with GTECH, sometimes referred to collectively as the "Parties").

                                   WITNESSETH:

      WHEREAS, Ms. McKeough has been employed by GTECH since May 2000 as its Senior Vice President of Human Resources; and

      WHEREAS, GTECH has sought for its own convenience that Ms. McKeough and GTECH sever their relationship and Ms. McKeough has sought to sever her relationship as an employee and officer of GTECH; and

      WHEREAS, the parties entered into a Separation Agreement dated June 28, 2000 (the "Separation Agreement") detailing the rights and obligations of the parties upon Ms. McKeough's separation from employment with GTECH; and

      WHEREAS, the parties wish to set forth their agreement respecting the terms and conditions thereof.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. TERMINATION OF EMPLOYMENT. It is hereby agreed that: (a) Ms. McKeough's employment terminates effective December 31, 2004 (the "Termination Date"), and
(b) as of the Termination Date, Ms. McKeough shall no longer serve as: (i) an employee of Holdings; (ii) an employee of GTECH Corporation; or (iii) an employee or director of any direct or indirect subsidiary or other affiliate of GTECH. Notwithstanding the foregoing, except as GTECH may otherwise request, Ms. McKeough will not be required to report to GTECH's offices after December 3, 2004. Additionally, Ms. McKeough shall cease to be an officer of GTECH (including any direct or indirect subsidiary or other affiliate of GTECH) effective on November 30, 2004.

      2. CONTINUATION OF BASE SALARY. (a) For the period commencing January 1, 2005 through December 31, 2005 (the "Post-Termination Period"), GTECH shall continue to pay Ms. McKeough her base salary as of the Termination Date (annualized at $280,000.00), subject to all applicable deductions and otherwise in accordance with GTECH's normal payroll practices. In the event of Ms. McKeough's death, any remaining severance payments to which she would have been entitled under this Agreement will be made to her estate.

      (b) These payments and the other benefits provided for in this Agreement constitute the entire obligation of GTECH, represent full and complete satisfaction by GTECH of all obligations under the Separation Agreement, and constitute full and complete settlement of any claim under law or equity that Ms. McKeough might otherwise assert against GTECH for compensation, benefits or remuneration of any form.

      3. BENEFITS. From and after the Termination Date, Ms. McKeough shall not be eligible for any GTECH benefits or perquisites (including, without limitation, any management incentive bonus with respect to GTECH's 2005 fiscal year), and shall no longer be eligible to participate in any GTECH benefit program or plan, except as expressly set forth below:

      (a) During the Post-Termination Period, or until Ms. McKeough's earlier death, and subject to payment by Ms. McKeough of the employee contribution portion of the applicable monthly benefits cost, GTECH shall continue to provide Ms. McKeough with the life insurance coverage, and the medical, dental and vision coverage, and accidental death and dismemberment insurance, available under Company plans.

      (b) Commencing on January 1, 2006, GTECH will respect Ms. McKeough's rights, if any, to continued coverage at her own expense under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") through June 30, 2007.

      (c) Commencing on January 1, 2006 (or if Ms. McKeough shall have elected to continue coverage at her own expense under COBRA, upon the termination of the period of such COBRA coverage), GTECH shall permit Ms. McKeough to participate in GTECH's Retiree Benefits Plan at her own expense.

      (d) On or before January 15, 2005, GTECH shall pay to Ms. McKeough an amount equal to the value, calculated in accordance with GTECH's standard policy, of Ms. McKeough's accrued but unused vacation as of the Termination Date.

      (e) GTECH shall pay, or reimburse Ms. McKeough, in accordance with GTECH's standard policy for one executive physical examination provided that such physical is performed prior to June 1, 2005.

      (f) Ms. McKeough and GTECH are parties to certain Restricted Stock Agreements and Non-Qualified Stock Option Agreements that are described on Exhibit A attached hereto and made a part hereof. The Restricted Stock Agreements and the Non-Qualified Stock Option Agreements are collectively referred to as the "Executive's Stock Related Agreements". The Parties hereby agree that the Executive's Stock Related Agreements are amended with effect from the date of this Agreement: (i) to provide for the immediate vesting of such stock options, and shares of restricted stock, granted under the Executive's Stock Related Agreements that are specifically identified on Exhibit A; and (ii) to provide that all of Ms. McKeough's rights to exercise options to acquire stock under the Executive's Stock Related Agreements shall expire on June 30, 2005. The Parties hereby agree that Exhibit A fully and accurately sets forth with respect to the Executive's Stock-Related Agreements, as amended hereby: (A) with respect to the options, the grant date, the number of options granted, the grant price and the number of options for which vesting is accelerated as of the Termination Date; and (B) with respect to the restricted stock, the award date, the number of shares awarded, the number of shares forfeited under plan rules and the number of shares for which vesting has been accelerated as of the Termination Date. Except as expressly provided herein, nothing in this Agreement is intended to amend or alter the Executive's Stock Related Agreements, which remain in full force and effect in accordance with their terms (including, without limitation, the restrictions on the transfer of shares contained therein).

      (g) On or before May 1, 2005, GTECH shall pay to Ms. McKeough $55,000, in accordance with GTECH's Executive Perquisites Program.

      4. CONTINUING OBLIGATIONS. Ms. McKeough further covenants with GTECH as follows:

      (a) For a period of three years after the Termination Date, Ms. McKeough, upon reasonable notice, shall furnish such information and proper assistance to GTECH as may reasonably be required in connection with any third party claims, investigations, litigation or similar proceedings which may involve GTECH with respect to the period of Ms. McKeough's employment with GTECH. GTECH shall reimburse Ms. McKeough for all reasonable expenses including, but not limited to, travel costs associated with fulfilling her duty of cooperation under this
Section 4(a).

      (b) Ms. McKeough shall not knowingly use for her own benefit or disclose or reveal to any unauthorized person any trade secret or other confidential information relating to GTECH, including, without limitation, any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, firmware, programs, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of GTECH, provided that such restriction shall not apply to information which is (i) proven to be generally available in the industry, (ii) disclosed in published literature, (iii) obtained by Ms. McKeough after the Termination Date from a third party without binder of secrecy, or (iv) required to be disclosed by Ms. McKeough by court order or other process of law, provided however, that Ms. McKeough shall to the extent the circumstances allow, provide GTECH with prior written notice of any such requirement and with the opportunity to assist in opposing such court order or other process of law. Ms. McKeough agrees that, except as otherwise agreed by GTECH, she will return to GTECH, promptly upon request, any physical embodiment of such confidential information.

      (c) All rights, title and interest in and to any ideas, inventions, technology, processes, know-how, works, hardware, software, firmware, programs, devices, trade secrets, trade names, trademarks or service marks, which Ms. McKeough may have conceived, created, organized, prepared or produced during the period of her employment with GTECH and which relate to the business of GTECH, and all rights, title and interest in and to any patents, patent applications, copyright registrations and copyright applications resulting therefrom, are owned by GTECH, and Ms. McKeough agrees to execute instruments or documents, provide evidence and testimony, and to otherwise assist GTECH in establishing, enforcing and maintaining such rights, title and interest of GTECH.

      5. INDEMNIFICATION. During the Post-Termination Period and thereafter, GTECH shall indemnify, defend, and hold harmless Ms. McKeough from and against all suits, claims, demands, charges, judgments, costs and liabilities, including reasonable attorneys fees, arising from or relating to her being an employee or officer of GTECH to the same extent and in the same manner as other officers of GTECH.

      6. RELEASE. Ms. McKeough acknowledges that the payments and benefits provided for in Sections 2 and 3 of this Agreement are greater than any to which she may have otherwise been entitled under the Separation Agreement or any existing Company separation, benefit or compensation policy. In consideration of the foregoing, Ms. McKeough hereby releases and forever discharges GTECH, its present and former directors, officers, employees, agents, subsidiaries, shareholders, successors and assigns from any and all liabilities, causes of action, debts, claims and demands (including without limitation claims and demands for monetary payment) both in law and in equity, known or unknown, fixed or contingent, which she may have or claim to have based upon or in any way related to employment (as an officer, director or employee), or termination of such employment by GTECH and Ms. McKeough hereby covenants not to file a lawsuit or charge to assert any such claim; provided, however, that this release shall not be construed to apply to claims of breach of this Agreement or to enforce this Agreement. This release includes but is not limited to claims of breach of contract and wrongful termination and claims arising under the federal Age Discrimination in Employment Act of 1967, as amended, and any other federal, state or local law prohibiting employment discrimination, or claims growing out of any legal restrictions on GTECH's right to terminate its employees.

      7. ADVICE OF COUNSEL. Ms. McKeough understands that various state and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability or veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), Department of Labor and state human rights agencies. Ms. McKeough acknowledges that she has been advised by GTECH to discuss this Agreement with her attorney and has been encouraged to take this Agreement home for up to forty-five days so that she can thoroughly review and understand the effect of this Agreement before acting on it.

      8. NON-COMPETITION AND OTHER RESTRICTIONS. Ms. McKeough further covenants with GTECH as follows and expressly agrees that all payments and benefits due to her under this Agreement are subject to her compliance with the following provisions.

      (a) During the Post-Termination Period, Ms. McKeough shall not engage or propose to engage, directly or indirectly (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) in the Lottery and Gaming Business (as defined below). As used herein, the "Lottery and Gaming Business" shall mean the provision of products or services of every nature relating to the operation of all manner of lotteries, games of chance and parimutuel wagering however and wherever conducted. Ms. McKeough shall not be deemed to have violated this
Section 7(a) merely by virtue of employment by a non-competitive division or subsidiary of a business entity or consolidated group that includes one or more divisions or subsidiaries that does in fact compete with a business carried on by GTECH. Ms. McKeough's ownership as a passive investor of less than one percent of the issued and outstanding stock or equity, or $100,000 principal amount of any debt securities, of any corporation, partnership or other entity engaged in the Lottery and Gaming Business shall not by itself by deemed to constitute engagement by Ms. McKeough.

      (b) Further, during the Post-Termination Period, Ms. McKeough shall not
(i) disturb or interfere with any business relationship between GTECH and any of its employees, dealers, customers, suppliers or other business associates, or (ii) solicit or cause to be solicited any officer, employee, customer or shareholder of GTECH to terminate such person's relationship with GTECH; provided, however, that this
Section 8(b) shall not be construed to prevent Ms. McKeough from being engaged as a human resources or general business consultant (x) by any of GTECH's dealers or suppliers, or (y) without the prior written consent of GTECH (which consent shall not be unreasonably withheld or delayed), by any of GTECH's employees, customers, suppliers or other business associates.

      (c) Ms. McKeough shall at no time make or cause to be made any derogatory or disparaging comments regarding GTECH, its business, or its present or past directors, officers or employees. Ms. McKeough agrees to direct all reference inquiries to GTECH's Human Resources Department, who will respond to such inquiries by providing Ms. McKeough's dates of employment, and position held.

      (d) Ms. McKeough recognizes that the possible restrictions on Ms. McKeough's activities which may occur as a result of her performance of her obligations under this Section 7 and Section 4 are required for the reasonable protection of GTECH and its investments, and Ms. McKeough expressly acknowledges that such restrictions are fair and reasonable for that purpose. Ms. McKeough further expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 7 and
Section 4, and that GTECH, in addition to all other remedies hereunder and at law or equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Ms. McKeough then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

      9. CHANGE OF ADDRESS. Ms. McKeough agrees to promptly notify GTECH of any change in address, and/or non-Company employment or business activity occurring within twelve (12) months of the Termination Date. Such notice shall include the name and address of each such employer or business associated as well as the nature of each such non-Company employment or business activity.

      10. RETURN OF PROPERTY. Ms. McKeough shall return to GTECH any GTECH property in her possession, custody or control within seven days of the Termination Date.

      11. TAX WITHHOLDING. GTECH may withhold from any compensation or benefits payable under this agreement all Federal, State, City, or other taxes as shall be required pursuant to any law or governmental regulations or ruling.

      12. NO ADMISSION. The execution of this Agreement does not represent and shall not be construed as an admission of a violation of any statute or law or breach of any duty or obligation by either GTECH or Ms. McKeough.

      13. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provisions were omitted.

      14. NON-ASSIGNABILITY. (a) Neither this Agreement nor any rights or interest hereunder shall be assignable by Ms. McKeough, her beneficiaries, or legal representatives without GTECH's prior written consent.

      (b) This Agreement shall be binding upon, and accrue to the benefit of, Ms. McKeough and GTECH and their respective heirs, executors, administrator, successors and permitted assigns, including, in the case of GTECH, any person or entity acquiring all or substantially all of GTECH's assets.

      15. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by the laws of the State of Rhode Island, without regard to its rules regarding conflict of laws. In any dispute concerning this Agreement, the non-prevailing party shall pay the prevailing party's reasonable attorney's fees and costs, together with interest on any unpaid amount due at the rate of twelve percent per annum (but not in excess of the highest rate allowed by law).

      16. ENTIRE AGREEMENT. This Agreement, together with the Executive's Stock Related Agreements, contains the entire understanding between Ms. McKeough and GTECH regarding the subject matter hereof and, except as expressly set forth herein, supersedes any prior agreements, written or oral, including without limitation, the Separation Agreement.

      17. CONFIDENTIALITY. This Agreement is confidential and neither the Agreement nor any of its terms or contents shall be made public by Ms. McKeough or otherwise disclosed by her to any person other than her immediate family, attorney, tax advisor or accountant, except as required by law or if necessary to enforce this Agreement. GTECH shall treat the terms and contents contained herein as confidential and shall only disclose them (i) to its employees, advisors and other individuals who have a business purpose for receiving such information, or (ii) as required by law as determined in GTECH's discretion, or
(iii) if necessary to enforce this Agreement.

      18. MODIFICATION. This Agreement may not be changed orally but only by an instrument in writing signed by the parties hereto. Ms. McKeough acknowledges that she has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

            [The remainder of this page is left blank intentionally.]

      19. REVOCATION; EFFECTIVE DATE. Ms. McKeough may revoke her agreement to the terms hereof at any time during the seven-day period immediately following the date of her signature below ("Revocation Period") by delivering written notice of her revocation to GTECH. This Agreement shall become effective upon the expiration of the Revocation Period.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

GTECH Holdings Corporation                  Attest:

By: /s/                                    /s/
   ------------------------------------    ------------------------------------

Date:
      ---------------------------------

GTECH Corporation                           Attest:

By:  /s/                                   /s/
   ------------------------------------    ------------------------------------

Date:
      ---------------------------------

                                            Witness:
/s/                                        /s/
---------------------------------------    ------------------------------------
Kathleen McKeough

Date:
     ---------------------------------

                                    EXHIBIT A

LIST OF EXECUTIVE'S STOCK RELATED AGREEMENTS

      A. RESTRICTED STOCK AGREEMENTS

            1. GTECH Holdings Corporation Restricted Stock Agreement effective as of April 1, 2003 by and between GTECH Holdings Corporation and Kathleen E. McKeough to acquire 10,000 shares of Common Stock, pre stock split adjustment.

            2. GTECH Holdings Corporation Restricted Stock Agreement effective as of April 13, 2001 by and between GTECH Holdings Corporation and Kathleen E. McKeough to acquire 5,000 shares of Common Stock, pre stock split adjustment.

      B. NON-QUALIFIED STOCK OPTION AGREEMENTS

            1. GTECH Holdings Non-Qualified Stock Option Agreement effective as of April 1, 2003 by and between GTECH Holdings Corporation and Kathleen E. McKeough for an option to acquire 30,000 shares of Common Stock at a grant price of $16.70 per share, adjusted for stock split.

            2. GTECH Holdings Non-Qualified Stock Option Agreement effective as of April 3, 2002 by and between GTECH Holdings Corporation and Kathleen E. McKeough for an option to acquire 30,000 shares of Common Stock at a grant price of $11.65 per share, adjusted for stock split.

            3. GTECH Holdings Non-Qualified Stock Option Agreement effective as of April 4, 2001 by and between GTECH Holdings Corporation and Kathleen E. McKeough for an option to acquire 26,000 shares of Common Stock at a grant price of $6.70 per share, adjusted for stock split, of which 17,500 shares, adjusted for stock split.

OPTIONS

Date of Grant      No. of Options     Grant Price        Plan
-------------      --------------     -----------      ---------
April 4, 2001          17,500          $    6.70       2000 OSOP
April 3, 2002          20,000          $   11.65       2000 OSOP
April 1, 2003          10,000          $   16.70       2002 OSOP

RESTRICTED STOCK

Date of Award       No. of Shares        Plan
-------------       -------------        ----
April 13, 2001          3,500          2000 OSOP
April 1, 2003           3,500          2002 OSOP